UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2013
Tumi Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35495	04-3799139

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Durham Avenue South Plainfield, NJ	07080

(Address of principal executive offices)	(Zip Code)
(908) 756-4400
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K of Tumi Holdings, Inc. (the “Company”), dated December 5, 2013, related to the appointment of Christopher J. L. Fielding and Alexander W. Smith to the Company's Board of Directors (the “Board”). At the time of such appointments, no determination had been made regarding the committees of the Board on which Mr. Fielding or Mr. Smith would serve. This Amendment is being filed to report Mr. Fielding’s and Mr. Smith’s respective committee assignments.

On January 29, 2014, the Board (i) appointed Mr. Fielding to the Compensation Committee and (ii) appointed Mr. Smith to the Audit Committee and the Nominating and Corporate Governance Committee (as Chairperson). All appointments were effective immediately. Following the appointments, the members of the Audit Committee are Claire M. Bennett, Mr. Smith and Thomas H. Johnson (Chairperson); the members of the Compensation Committee are Mr. Fielding, Joseph R. Gromek (Chairperson) and Mr. Johnson; and the members of the Nominating and Corporate Governance Committee are Ms. Bennett, Mr. Gromek and Mr. Smith (Chairperson).

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUMI HOLDINGS, INC.

Dated:	February 4, 2014	By:	/s/ Michael J. Mardy
			Name:	Michael J. Mardy
			Title:	Chief Financial Officer, Executive Vice President and Director